Exhibit 23.1

The Board of Directors
Superior Energy Services, Inc.

We consent to incorporation by reference in registration statements No. 333-22603, No. 333-35286, and No. 333-86579 on Form S-3 and No. 333-12175, No. 333-33758 and No. 333-43421 on Form S-8 of Superior Energy Services, Inc. of our report dated December 12, 2000, included herein, relating to the combined balance sheets of International Snubbing Services, Inc. as of December 31, 1998 and 1999, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended.

                                                                                                          KPMG LLP

New Orleans, Louisiana
December 28, 2000